Credit Suisse Institutional Fund - Investment Grade Fixed Income Portfolio Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2004


Portfolio:			Credit Suisse Institutional
				Fund - Investment Grade Fixed Income Portfolio


Security:			Centex Corp.


Date Purchased:			4/28/2004


Price Per Share:		$99.86


Shares Purchased
by the Portfolio *:		55


Total Principal Purchased
by the Portfolio *:		$54,924


% of Offering Purchased
by the Portfolio:		.02%


Broker:				Salomon Brothers


Member:				Co-Manager






Security:			Encana Corp.


Date Purchased:			7/28/2004


Price Per Share:		$99.12


Shares Purchased
by the Portfolio *:		20


Total Principal Purchased
by the Portfolio *:		$19,824


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Lehman Brothers


Member:				Junior Co-Manager





Security:			General Electric


Date Purchased:			10/26/2004


Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		33


Total Principal Purchased
by the Portfolio *:		$32,918


% of Offering Purchased
by the Portfolio:		.00%


Broker:				JP Morgan Chase Manhattan Bank


Member:				Joint Lead Manager